EXHIBIT 10.3

                                LICENSE AGREEMENT
                                   (AXENOHL)

     THIS LICENSE AGREEMENT ("Agreement") is made this 24th day of November, 1999, by and between NVID International, Inc., a corporation ("Licensor") and Innovative Medical Services, a California corporation ("Licensee").

WHEREAS, Licensor holds all rights to the product known AXENOHL or (the "Licensed Product"), being patented pending products for the killing of bacterial and other biological contaminants from a water system as more particularly described in the attached Exhibit A: PATENT PENDING; and

WHEREAS, Licensor desires to license certain marketing and distribution rights to the Licensed Products to the Licensee on the terms and conditions set forth herein.

THEREFORE, Licensor and Licensee agree as follows:

1.   Representations And Warranties Of Licensee
     As an inducement to, and to obtain the reliance of Licensor, Licensee represents and warrants as follows:
     1.1. Organization, Good Standing, Power, Etc.
          -----------------------------------------
          Licensee (i) is a corporation duly organized, validly existing and in good standing under the law of the State of California; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2. Capitalization.
          ---------------
          The authorized capital stock of Licensee consists solely of 20,000,000 shares of Common Stock, no par value, (the "Licensee Common Stock"), of which, on the date hereof 4,562,242 shares are issued and outstanding and no shares are held in the treasury of Licensee. In addition the Company has 5,000,000 shares of Preferred Stock authorized, none of which are presently outstanding. All of such issued and outstanding shares of the Licensee Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

     1.3. Authorization of Agreement.
          ---------------------------
          This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Licensee.

     1.4. Compliance with Applicable Laws.
          --------------------------------
          The conduct by Licensee of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensee proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     1.5. Exchange Act Filings and Financial Statements.
          ----------------------------------------------
          Licensee has filed all reports required of it with the United States Securities and Exchange Commission (the SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-KSB's, 10-QSB's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods from the first to latest such filings since Licensee first so registered as a public company.

     1.6 Recognition of Licensor Trade Secrets.

          1.6.1 Licensee agrees that during the term of this Agreement, or following its termination and for all times thereafter, it will keep secret and confidential all Licensor Trade Secrets which it

                                                            NVID /s/ DJL    IMS:
                                                                 /s/ MJR
               knows or may hereafter come to know as a result of the relationship established by this Agreement. The Licensor Trade Secrets shall not be disclosed by Licensee to third parties and shall be kept secret and confidential except (i) to the extent that the same have entered into the public domain by means other than improper actions by Licensee or (ii) to the extent that the disclosure thereof may be required pursuant to the order of any court or other governmental body.

          1.6.2 It is understood and recognized by Licensee that in the event of any violation by Licensee of the provisions of subparagraph 1.6.2 above, Licensor's remody at law will be inadequate and Licensor will suffer irreparable injury. Accordingly, Licensee's consents to injunctive and other appropriate equitable relief upon the institution of legal proceedings therefor by Licensor in order to protect the Licensor Trade Secrets. Such relief shall be in addition to any other relief to which Licensor may be entitled at law or in equity.

          1.6.3 Licensee shall cause their employees who shall have access to Licensor Trade Secrets hereof, to sign appropriate Trade Secrecy Agreements in the form of Exhibit B annexed hereto and made a part hereof.

2.   Representations And Warranties Of Licensor

     As an inducement to, and to obtain the reliance of LICENSEE, LICENSOR represents and warrants as follows:

     2.1. Organization, Good Standing, Power, Etc.
          ----------------------------------------
          Licensor (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     2.2. Authorization of Agreement.
          ---------------------------
          This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Licensor.

     2.3. Material Contracts
          ------------------
          There has not occurred any default by Licensor or any event which with the lapse of time or the election of any person other than Licensor will become a default, except defaults, if any, which will not result in any material loss to or liability of Licensor.

     2.4. Permits, Licenses, Etc.
          -----------------------
          Licensor has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on their business as presently conducted.

     2.5. Compliance with Applicable Laws.
          --------------------------------
          The conduct by Licensor of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Licensor proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     2.6. Litigation.
          -----------
          There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Licensor threatened, against, relating to or affecting Licensor or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of Licensor is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Licensor, or the transactions contemplated by this Agreement. Neither Licensor nor any officer, director, partner or employee of Licensor, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Licensor. There is not in existence at present any order, judgment or

                                                       NVID /s/ DJL    IMS:
                                                            /s/ MJR
          decree of any court or other tribunal or any agency enjoining or requiring Licensor to take any material action of any kind or to Licensor and its business, properties or assets are subject or bound. Licensor is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon Licensor's operations or affairs.

     2.7. Other Information.
          ------------------
          None of the information and documents which have been furnished or made available by LICENSOR, or any of its representatives to LICENSEE or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     2.8. Covenant to Refrain from Trading in Licensee Securities.
          --------------------------------------------------------
          The Licensor, its executive officers and directors represent and warrant that since August 1, 1999 they have not engaged in trading of Licensee securities and until such time that Licensee has announced the Closing of this Agreement, the Licensor, its executive officers and directors will not engage in trading of Licensee securities.

     2.9. Authority to Grant a License.
          -----------------------------
          Pursuant to the Licensor as the holder of the patents for the Licensed Products and the knowledge and consent thereof, the Licensor has the right and authority to grant the license set forth in this Agreement to the Licensor.

     2.10. Compliance with Environmental Laws.
           -----------------------------------
          Licensor has not caused or permitted its business, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined herein) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release of any Hazardous Substance on or off the site of any property of Licensor. The term `Hazardous Substance' shall mean any hazardous waste, as defined by 42 U.S.C. ' 6903(5), any hazardous substance, as defined by 42 U.S.C. ' 601(14), any pollutant or contaminant, as defined by 42 U.S.C. ' 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term `Release' shall have the meaning set forth in 42 U.S.C. ' 9601(22).

3.   Marketing And Distribution Licenses

     3.1. Grant of License for AXENOHL.
          -----------------------------
          Subject to Closing of this Agreement as set forth below, Licensor grants to the Licensee a three year, license to market and distribute AXENOHL for the below described markets where geographic exclusivity is detailed. (EXCLUSIVITY IS MARKET SPECIFIC...See markets below for exclusivity) Provided there has been no breach of this Agreement by the Licensee which has not been cured within thirty days of written notice of such breach, this geographic license shall automatically renew on terms herein for and additional three year terms. This license does not grant the specific right to manufacture AXENOHL for the first six months from the date of closing. However, if after 6
          (six) months alternative means of manufacturing becomes desirable or necessary based on market conditions, IMS will have the right or option to manufacture the AXENOHL formulations adhering strictly to NVID specifications. If NVID cannot supply AXENOHL for any reason within the first six months from the closing date, IMS will have the right to manufacture AXENOHL prior to the end of the six-month period. IMS will bear the complete cost associated with manufacturing set-up and will offer to provide NVID the AXENOHL product at manufacturer cost. In such instance, NVID will provide the manufacturing know-how to assist IMS in setting up a manufacturing operation for the AXENOHL product for their respective markets. (This does not include the price of the manufacturing equipment or the price of ETI H20 to set-up the operation.)

                                                       NVID /s/ DJL    IMS:
                                                            /s/ MJR

          3.1.1 Manufactured Price

               3.1.1.1 The term "Manufactured Price" as used in this agreement shall mean the actual cost to NVID to produce AXENOHL per gallon as of the fate supplied to it by NVID's supplier thereof.


         3.1.2 Point of Use System Market.
               ---------------------------
               The Point-of-Use or Point-of System Market shall be water purification and disinfectant systems for consumer and commercial use. The point-of-use market for water purification shall consist of faucet-mount, counter-top and under-the-counter models designed by or marketed by IMS for residential or commercial water disinfection usage. (Exclusive geographical area:
               Worldwide)

         3.1.3 Healthcare Market
               -----------------
               The Healthcare Market shall be all water purification and disinfection systems for hospitals, clinics, surgical centers, doctors' offices or other similar medical or health related facilities, including military medical and health facilities. Exclusive, license for Australia, North, Central and South America and a non-execlusive license for Costa Rica and other World Markets.
           3.1.3.1 IMS will grant back to NVID a non-execlusive right to distribute for this market in Mexico.

         3.1.4 AXENOHL Licensing Fee
               ---------------------
               Commencing one month after Licensee sells ANEXOHL in the Point of Use System Market or Healthcare market, Licensee shall pay a Licensing Fee of $70,000 payable at the rate of $10,000 per month for (7) seven consecutive months.


         3.1.5 AXENOHL EPA Testing Payments
               ----------------------------
               Licensee shall be responsible for the fees associated with EPA certificate as provided by EPL-Bio-Analytical. Said fees for EPA Certificate not to exceed $70,000.

           3.1.5.1 Fees Disbursement

               3.1.5.1.1 $20,000 will be paid to NVID International, Inc. upon closing of this Agreement as partial repayment of invoices already paid to EPL-Bio-Analytical

               3.1.5.1.2 The remaining balance of up to $50,000 shall be paid to
                    EPL-Bio-Analytical at the rate of work actually performed monthly commencing ten (10) days following the closing and shall not exceed the actual invoice cost of EPL-Bio-Analytical.

               3.1.5.1.3 Royalty.
                         --------
                    Subject to Closing of this Agreement as set forth below, the Licensee shall pay to Licensor, a royalty in the amount of fifteen percent (15%) of the actual manufactured price of AXENOHL sold by or through the Licensee during a calendar quarter in the Point-of-Use Market. The Royalty shall be paid on or before the thirtieth (30) day after the close of each calendar quarter for all AXENOHL for which the Licensee has been paid during each calendar quarter adjusted solely for returned or credited product.
               3.1.5.1.3.1 Buyer agrees to furnish Seller with an annual
                    accounting setting forth the number of units sold in the prior year concurrently with the filing of it's form 10-SBK.

         3.1.6 Food Processing Market.
               -----------------------
               The Food Processing Market shall be water purification and disinfectant systems for commercial human or animal food preparation or processing operations. Exclusive license for Australia, North, Central and South America and a non-exclusive license for Costa Rica and other World markets

           3.1.6.1. AXENOHL USDA Research Agreement Payment.
                    ----------------------------------------
                    Within ten (10) days following the Closing of this Agreement, Licensee shall pay the U.S. Department of Agriculture, $29,500 for a one year research and testing agreement to determine if AXENOHL may be approved for use in preparation and processing of food for human or animal consumption.

           3.1.6.2. Exclusive Licensing Fees.
                    -------------------------
                    IMS will pay to NVID any up-front licensing fees generated by any third parties for rights to ANEXOHL that IMS may grant in the Food Processing Market in the

                                                      NVID /s/ DJL    IMS:
                                                           /s/ MJR
                    following manner: Year One 15% of fee; year Two 18.5% of fee, Year Three 20% of fee, Year Four and thereafter 20%.

            3.1.6.3 Royalty.
                    --------
                    Subject to Closing of this Agreement as set forth below, the Licensee shall pay to Licensor, a royalty in the amount of fifteen percent (15%) of the manufactured price of AXENOHL sold by or through the Licensee during a calendar quarter in the Food Processing Market. The Royalty shall be paid on or before the thirtieth (30) day after the close of each calendar quarter for all AXENOHL for which the Licensee has been paid during each calendar quarter adjusted solely for returned product or credited product.

              3.1.7 Dental Market.
                    --------------
                    The Dental Market shall be water purification and disinfectant systems for use by Dentists and Oral Surgeons. (Exclusive geographical are: Worldwide)

               3.1.7.1. AXENOHL, IDS and RMS Dental Research Agreement Payment.
                        -------------------------------------------------------
                    Upon Closing of this Agreement, Licensee shall pay the actual cost, not to exceed $17,000 to Dr. Richard Karpay for beginning the research and testing agreement to determine the efficacy of AXENOHL, IDS and RMS for dental disinfection and bio-film removal and an additional payment not to exceed $17,000 upon completion of Dr. Karpay's research.

               3.1.7.2. Royalty.
                        --------
                    Subject to Closing of this Agreement as set forth below, the Licensee shall pay to Licensor, a royalty in the amount of fifteen percent (15%) of the manufactured price of AXENOHL sold by or through the Licensee during a calendar quarter in the Dental Market. The Royalty shall be paid on or before the thirtieth (30) day after the close of each calendar quarter for all AXENOHL for which the Licensee has been paid during each calendar quarter adjusted solely for returned product.

 4.  Closing.
     -------

4.1 The Closing of this Agreement shall take place on or before the thirtieth calendar date following execution of this Agreement or such date as may be agreed upon by the parties, (herein called the "Closing Date"), at the offices of the Licensee. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

5.   Special Covenants

     5.1. Due Diligence.
          -------------
          The parties hereto shall have up to and including the date prior to Closing within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing of such decision and this Agreement shall terminate without obligation to the other party except as to the confidentiality provisions.

     5.2. Exchange of Information.
          -----------------------
          Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section x.

                                                      NVID /s/ DJL    IMS:
                                                           /s/ MJR

6.   Conditions Precedent To Obligations Of Parties

     6.1. Licensor's Closing Conditions.
          -----------------------------
          The obligations of Licensor hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

         6.1.1 Representations and Warranties.
               ------------------------------
               The representations and warranties of Licensee made pursuant to Paragraph 1 above, shall be true and accurate in all material respects as of the Closing Date.
            6.1.2.1 Licensee will use reasonable commercial marketing efforts in Licensees representations of all market niches covered in this agreement.
         6.1.2 Performance.
               -----------
               Licensee shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         6.1.3 No Adverse Changes.
               ------------------
               There shall not have been, since the date of the latest audited financial statements of Licensee, any materially adverse change in Licensee's financial condition, assets, liabilities or business.

         6.1.4 Opinion of Licensee's Counsel.
               -----------------------------
               Licensee shall have delivered to Licensor an opinion of Licensee's counsel, Dennis Brovarone, Attorney at Law, dated the Closing Date to the effect that: (i) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensee is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary;
               (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensee, has been duly executed and delivered by IMS and constitutes the legal, valid and binding obligation of Licensee enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) Licensee has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) neither the execution, delivery and performance by Licensee of this Agreement, nor compliance by Licensee with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensee or any agreement or instrument known to such counsel to which Licensee is a party or by which IMS or any of its properties or assets are bound; (vi) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensee before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensee or which questions the validity of this Agreement. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensee as to factual matters without independent verification thereof.

        6.1.5. Current Status with Securities and Exchange Commission.
               ------------------------------------------------------
               Licensee shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 12(g) thereof.

        6.1.6. Due Diligence.
               -------------
               Licensor shall have completed and be satisfied with its due diligence investigation of Licensee pursuant to Paragraph 5.1.


     6.2. Licensee's Closing Conditions.
          -----------------------------
          The obligations of Licensee hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

         6.2.1 Representations and Warranties.
               ------------------------------
               The representations and warranties of Licensor made pursuant to
               Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

                                                       NVID /s/ DJL    IMS:
                                                           /s/ MJR

         6.2.2 No Adverse Changes.
               ------------------
               There shall not have been, since the date of the latest audited financial statements of Licensor, any materially adverse change in their financial condition, assets, liabilities or business.

         6.2.3 Opinion of Licensor's Counsel.
               -----------------------------
               Licensor shall have delivered to Licensee, an opinion of their counsel, Mr. Curt Creely, Attorney at Law, respectively, dated the Closing Date to the effect that: (i) Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations; (ii) Licensor is duly qualified to do business and are in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Licensor, has been duly executed and delivered by Licensor and constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by Licensor of this Agreement, nor compliance by Licensor with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Licensor or any agreement or instrument known to such counsel to which Licensor is a party or by which Licensor or any of its properties or assets are bound;
               (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Licensor before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Licensor or which questions the validity of this Agreement. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Licensor as to factual matters without independent verification thereof.

        6.2.4. Due Diligence.
               -------------
               Licensee shall have completed and be satisfied with its due diligence investigation of Licensor pursuant to Paragraph 5.1.

7. Patent and Copyright Indemnity.

     7.1. Licensor warrants that the use of the Licensed Products by the Licensee pursuant to the terms hereof shall not constitute an infringement of any existing patent, copyright or other right. Licensor hereby agrees to defend or settle any suit, proceeding or claim brought against the Licensee based on a claim that the use of the Licensed Products or any part thereof by the Licensee constitutes an infringement of any existing patent, copyright or other right. Licensor shall pay all damages or costs awarded against or expenses, including attorneys' fees, incurred by the Licensee in such suit, proceeding or claim.

     7.2. In the event the Licensed Products or any part thereof shall be in Licensor's opinion likely to or shall become the subject of a claim for patent, copyright, or other infringement, Licensor shall, at its option and expense, procure for the Licensee the right to continue using such affected part of the Licensed Products or modify such affected part to become non-infringing. Should Licensor elect to remove or modify such infringing part of the Licensed Products, Licensor shall forthwith replace such part with a functionally equivalent non-infringing part or take other appropriate action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.

     7.3. In the event that Licensor shall refuse or shall be unable to supply or shall be prevented from supplying the Licensed Products or any part thereof to the Licensee, or in the event that the Licensee's continued use of the Licensed Products shall be prohibited or enjoined at any time, Licensor shall promptly replace all affected parts of the Licensed Products with functionally equivalent non-infringing parts or shall take such other action to insure that the Licensed Products conforms to the Specifications to the Licensee's satisfaction, without cost to the Licensee.
                                                     NVID /s/ DJL    IMS:
                                                          /s/ MJR

     7.4. Licensor warrants that the Licensee shall suffer no interruption of its normal business activities or cycles as a result of any claimed infringement, any litigation referred to in Paragraph 7.1 hereof or any replacement of items contemplated in Paragraphs 7.2 hereof.


8.   Miscellaneous

     8.1. Expenses and Further Assurances.
          -------------------------------
          The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry out the intent of this Agreement and to comply with U.S. law.

     8.2. Survival of Representations, Warranties and Covenants.
          -----------------------------------------------------
          All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     8.3. Successors and Assigns.
          ----------------------
          All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     8.4. Governing Law.
          -------------
          This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of California and that the State or Federal Courts of California shall be the jurisdiction in which any legal proceedings relative to this Agreement shall be brought. The foregoing notwithstanding, the Parties agree that prior to litigation, they will arbitrate any disputes relative to this Agreement through the services of the officers of the American Arbitration Association in and for San Diego, California.

     8.5. Attorney's Fees.
          ---------------
          In any action brought to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled in addition to any other remedies, its reasonable attorneys fees incurred in the prosecution or defense of the action.

     8.6. Section  and  Other  Headings.
          -----------------------------
          The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     8.7. Counterparts.
          ------------
          This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     8.8. Entire Agreement.
          ----------------
          This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     8.9. Severability.
          ------------
          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

    8.10. Confidentiality.
          ---------------
          Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by

                                                     NVID /s/ DJL    IMS:
                                                          /s/ MJR
          this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and
          (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The foregoing notwithstanding, Licensee shall be authorized to publicly announce the execution and closing of this Agreement, details thereof and a description of Licensor and the business conducted thereby.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.


NVID INTERNATIONAL, INC.



By:  /s/ David J Larson                 Date:  11/29/99
     ------------------
     David J Larson, President


By:  /s/ Michael J Redden               Date:  11/29/99
     --------------------
     Michael J Redden, Secretary


INNOVATIVE MEDICAL SERVICES


By:  /s/ Michael L Krall                 Date:  12/23/99
     -------------------
     Michael L Krall, President


By:  /s/ Dennis Atchley                  Date:  12/23/99
     ------------------
     Dennis Atchley, Secretary

                                  [LETTERHEAD]
                                      NVID
                              INTERNATIONAL, INC.

DATE:      January 3, 2000

TO:        Mike Krall

FROM:      Dave Larson

SUBJECT:   Addition of New Zealand to AXEN Agreement

CC:        Dennis Brovarone / Mike Redden


This memo will serve as an addendum to the Axen Agreement between NVID International, Inc. and Innovative Medical Services. It has been agreed between NVID International, Inc. and Innovative Medical Services that the Country of New Zealand will be added to the geography granted to Innovative Medical Services in regards to the Axen Agreement.

This now gives Innovative Medical Services the right to sell Axen into New Zealand for the Healthcare Market (Section 3.1.3), Food Processing market (Section 3.1.6), and the Dental Market. Innovative Medical Services has always had the right to sell Axen into the Point-of-Use market (Section 3.1.2).


All for your information.


/s/ David Larson
----------------
David Larson
President NVID International, Inc.






           28870 U.S.19 North * Suite 300 * Clearwater, Florida 33761
                        727-669-5005 * Fax 727-669-4701